Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	July 15, 2026

M&T Bank Corporation (NYSE:MTB) announces second quarter 2026 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $818 million or $5.32 of diluted earnings per common share.

(Dollars in millions, except per share data)	2Q26	1Q26	2Q25
Earnings Highlights
Net interest income	$1,792	$1,752	$1,713
Taxable-equivalent adjustment	12	11	9
Net interest income - taxable-equivalent	1,804	1,763	1,722
Provision for credit losses	120	140	125
Noninterest income	740	689	683
Noninterest expense	1,349	1,438	1,336
Net income	818	664	716
Net income available to common shareholders - diluted	781	620	679
Diluted earnings per common share	5.32	4.13	4.24
Return on average assets - annualized	1.51%	1.26%	1.37%
Return on average common shareholders' equity - annualized	12.30	9.67	10.39
Average Balance Sheet
Total assets	$216,532	$213,828	$210,261
Interest-bearing deposits at banks	15,061	16,231	19,698
Investment securities	38,728	37,845	35,335
Loans	141,427	138,423	135,407
Deposits (1)	163,524	164,176	163,258
Borrowings	20,794	16,759	14,263
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin (1)	3.70%	3.70%	3.62%
Efficiency ratio (2)	52.8	58.3	55.2
Net charge-offs to average total loans - annualized	.23	.31	.32
Allowance for loan losses to total loans	1.52	1.53	1.61
Nonaccrual loans to total loans	.84	.89	1.16
Common equity Tier 1 ("CET1") capital ratio (3)	10.19	10.33	10.99
Common shareholders' equity per share	$176.03	$173.82	$166.94
(1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.
(2) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(3) CET1 capital ratio at June 30, 2026 is estimated.

Financial Highlights
•Taxable-equivalent net interest income increased $41 million in the recent quarter as compared with the first quarter of 2026 reflecting an additional day in the recent quarter, higher interest income on nonaccrual loans and growth in average earning assets. The net interest margin remained at 3.70%.
•A $3.0 billion increase in average loan balances in the recent quarter spanned all loan categories including $2.3 billion of growth in average commercial and industrial loans. Commercial real estate loans at June 30, 2026 increased $1.1 billion from March 31, 2026.
•Noninterest income in the recent quarter reflects a higher distribution from M&T's investment in Bayview Lending Group LLC ("BLG"), an increase in trust income and a rise in revenues from interest rate swap agreements entered into for commercial customers.
•The decline in noninterest expense reflects seasonal salaries and employee benefits expense recognized in the first quarter of 2026.
•The allowance for loan losses as a percent of total loans declined 1 basis point to 1.52% at June 30, 2026.
•In the recent quarter, M&T repurchased 2.1 million shares of its common stock at a total cost of $465 million. M&T's CET1 capital ratio is estimated to be 10.19% at June 30, 2026.

Chief Financial Officer Commentary
"M&T generated record earnings per share in the second quarter, reflecting strong contributions from our commercial, retail and institutional services and wealth management businesses. These results reflect the enduring strength of our franchise and the dedication of our employees to making a meaningful difference in the lives of our customers and communities. I want to thank my M&T colleagues. As a result of their commitment, M&T continues to create lasting value for everyone we serve."

- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations:	Rajiv Ranjan	716.842.5138
	Steve Wendelboe	716.842.5138
Media Relations:	Frank Lentini	929.651.0447

Second Quarter 2026 Results

Non-GAAP Measures (1)

(Dollars in millions, except per share data)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
Net operating income	$823	$671	23%	$724	14%
Diluted net operating earnings per common share	5.35	4.18	28	4.28	25
Annualized return on average tangible assets	1.59%	1.33%		1.44%
Annualized return on average tangible common equity	18.57	14.51		15.54
Efficiency ratio	52.8	58.3		55.2
Tangible equity per common share	$117.41	$115.96	1	$112.48	4

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.
M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income (1)

(Dollars in millions)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
Average earning assets	$195,216	$192,594	1%	$190,535	2%
Average interest-bearing liabilities (2)	140,354	136,388	3	132,368	6
Net interest income - taxable-equivalent	1,804	1,763	2	1,722	5
Yield on average earning assets (2)	5.40%	5.35%		5.51%
Cost of interest-bearing liabilities (2)	2.36	2.32		2.71
Net interest spread	3.04	3.03		2.80
Net interest margin (2)	3.70	3.70		3.62

(1)Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates are included in the accompanying table on page 15.
(2)In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.
Taxable-equivalent net interest income increased $41 million, or 2%, compared with the first quarter of 2026 reflecting an additional calendar day, higher interest income from nonaccrual loans and growth in average loans in the recent quarter. Taxable-equivalent net interest income increased $82 million, or 5%, as compared with the year-earlier second quarter reflecting growth in average loans and investment securities and favorable earning asset and interest-bearing liability repricing, including an improved impact from interest rate swap agreements.

Second Quarter 2026 Results

Average Earning Assets

(Dollars in millions)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
Interest-bearing deposits at banks	$15,061	$16,231	-7%	$19,698	-24%
Investment securities	38,728	37,845	2	35,335	10
Loans (1)
Commercial and industrial	66,069	63,804	4	61,036	8
Real estate - commercial	23,553	23,496	—	25,333	-7
Real estate - residential	25,086	24,817	1	23,684	6
Consumer	26,719	26,306	2	25,354	5
Total loans	141,427	138,423	2	135,407	4
Other	—	95	-100	95	-100
Total earning assets	$195,216	$192,594	1	$190,535	2

(1)Supplemental information on loan balances is included in the accompanying table on page 16.

Average earning assets rose $2.6 billion from the first quarter of 2026 reflecting loan growth and the purchases of investment securities predominantly in the immediately preceding quarter. The increase in average loans reflected broad-based growth in average commercial and industrial loan balances of $2.3 billion and higher average commercial real estate loan balances of $57 million, average residential real estate loan balances of $269 million and average consumer loan balances of $413 million.
Average earning assets increased $4.7 billion from the second quarter of 2025. Average interest-bearing deposits at banks decreased $4.6 billion as liquidity was deployed to originate loans and purchase investment securities. The growth in average loans reflected higher average balances of commercial and industrial loans of $5.0 billion, including growth in loans spanning most industry types, residential real estate loans of $1.4 billion and consumer loans of $1.4 billion. Those increases were partially offset by a $1.8 billion decline in average commercial real estate loan balances, reflecting payoffs.

Average Interest-bearing Liabilities

(Dollars in millions)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
Interest-bearing deposits
Savings and interest-checking deposits (1)	$105,752	$106,570	-1%	$103,934	2%
Time deposits (1)	13,808	13,059	6	14,171	-3
Total interest-bearing deposits (1)	119,560	119,629	—	118,105	1
Short-term borrowings	8,016	5,695	41	3,327	141
Long-term borrowings	12,778	11,064	15	10,936	17
Total interest-bearing liabilities (1)	$140,354	$136,388	3	$132,368	6

(1)In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.

Second Quarter 2026 Results
Average interest-bearing liabilities in the recent quarter rose $4.0 billion from the first quarter of 2026 reflecting an increase in average short-term borrowings from the FHLB of New York and average long-term borrowings from issuances of senior notes and securitizations.
Average interest-bearing liabilities increased $8.0 billion from the second quarter of 2025 reflecting growth in average savings and interest-checking deposits of $1.8 billion and higher average short-term borrowings from the FHLB of New York and long-term borrowings from issuances of senior notes and securitizations.

Provision for Credit Losses/Asset Quality

(Dollars in millions)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
At end of quarter
Nonaccrual loans	$1,208	$1,240	-3%	$1,573	-23%
Real estate and other foreclosed assets	23	27	-14	30	-25
Total nonperforming assets	1,231	1,267	-3	1,603	-23
Accruing loans past due 90 days or more (1)	603	646	-7	496	22
Nonaccrual loans as % of loans outstanding	.84%	.89%		1.16%

Allowance for loan losses	$2,176	$2,136	2	$2,197	-1
Allowance for loan losses as % of loans outstanding	1.52%	1.53%		1.61%
Reserve for unfunded credit commitments	$95	$95	—	$80	19

For the period
Provision for loan losses	$120	$125	-4	$105	14
Provision for unfunded credit commitments	—	15	-100	20	-100
Total provision for credit losses	120	140	-14	125	-4
Net charge-offs	80	105	-23	108	-26
Net charge-offs as % of average loans (annualized)	.23%	.31%		.32%

(1)Predominantly government-guaranteed residential real estate loans.
The provision for credit losses was $120 million in the second quarter of 2026 as compared with $140 million in the immediately preceding quarter and $125 million in the second quarter of 2025. The allowance for loan losses as a percent of loans outstanding was 1.52% at June 30, 2026 and 1.53% at March 31, 2026, improved from 1.61% at June 30, 2025. That improvement reflects lower levels of criticized loans.
Nonaccrual loans were $1.2 billion at each of June 30, 2026 and March 31, 2026, compared with $1.6 billion at June 30, 2025. The lower level of nonaccrual loans at June 30, 2026 and March 31, 2026 as compared with June 30, 2025 reflects a decrease in commercial and industrial and commercial real estate nonaccrual loans.

Second Quarter 2026 Results

Noninterest Income

(Dollars in millions)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
Mortgage banking revenues (1)	$127	$127	—%	$130	-2%
Service charges on deposit accounts	144	139	4	137	4
Trust income	197	183	8	182	9
Brokerage services income	35	35	2	31	13
Trading account and other non-hedging derivative gains	22	14	61	12	100
Gain (loss) on bank investment securities	2	4	-57	—	—
Other revenues from operations (2)	213	187	14	191	12
Total	$740	$689	8	$683	8

(1)Supplemental information on mortgage banking activities is included in the accompanying table on page 17.
(2)Supplemental information on other revenues from operations is included in the accompanying table on page 18.
Effective January 1, 2026, the Company elected to prospectively measure its residential mortgage loan servicing right assets at fair value with changes in fair value reflected in mortgage banking revenues. As a result, amortization associated with residential mortgage loan servicing right assets previously recognized in other costs of operations before 2026 is no longer recorded. Instead beginning in 2026, fair value changes in residential mortgage loan servicing right assets, inclusive of the realization of expected net servicing revenues over time, are included in mortgage banking revenues. On December 31, 2025, the Company began economically hedging the risk of fair value changes in these assets through the use of various interest rate derivative contracts, for which changes in fair value are also reflected in mortgage banking revenues.

Noninterest income in the second quarter of 2026 increased $51 million, or 8%, from 2026's first quarter.
•Trust income rose $14 million reflecting higher revenues from the Company's institutional services and wealth management businesses, including seasonal tax service fees.
•Trading account and other non-hedging derivative gains increased $8 million reflecting higher revenues from interest rate swap transactions with commercial customers.
•Other revenues from operations increased $26 million reflecting a $47 million distribution from M&T's investment in BLG in the recent quarter as compared with $33 million in the first quarter of 2026 and higher merchant discount and credit card fees.
Noninterest income rose $57 million, or 8%, as compared with the second quarter of 2025.
•Service charges on deposit accounts increased $7 million reflecting higher commercial and consumer service charges.
•Trust income rose $15 million reflecting higher revenues from the Company's institutional services and wealth management businesses.
•Trading account and other non-hedging derivative gains increased $10 million reflecting higher revenues from interest rate swap transactions with commercial customers.
•Other revenues from operations increased $22 million reflecting a $47 million distribution from M&T's investment in BLG in the recent quarter, partially offset by a $15 million gain on the sale of an out-of-footprint residential builder and developer loan portfolio and a $10 million gain on the sale of a subsidiary that specialized in institutional services each in the second quarter of 2025.

Second Quarter 2026 Results

Noninterest Expense

(Dollars in millions)	2Q26	1Q26	Change 2Q26 vs. 1Q26	2Q25	Change 2Q26 vs. 2Q25
Salaries and employee benefits	$826	$914	-10%	$813	2%
Equipment and net occupancy	129	133	-2	130	—
Outside data processing and software	154	144	8	138	12
Professional and other services	89	93	-5	86	2
FDIC assessments	18	23	-27	22	-21
Advertising and marketing	27	21	31	25	8
Amortization of core deposit and other intangible assets	7	9	-26	9	-27
Other costs of operations	99	101	-2	113	-12
Total	$1,349	$1,438	-6	$1,336	1
Noninterest expense declined $89 million, or 6%, from the first quarter of 2026.
•Salaries and employee benefits expense decreased $88 million reflecting seasonally higher stock-based compensation, payroll-related taxes and other employee benefits expense in the first quarter of 2026 and lower average staffing levels in the recent quarter, partially offset by the full-quarter impact of annual merit increases and an additional working day in the recent quarter.
•Outside data processing and software costs increased $10 million reflecting costs associated with enhancements to the Company's technology infrastructure, cybersecurity and financial recordkeeping and reporting systems.
Noninterest expense increased $13 million, or 1%, from the second quarter of 2025.
•Salaries and employee benefits expense increased $13 million reflecting higher salaries expense from annual merit and other increases and a rise in incentive compensation, partially offset by lower staffing levels in the recent quarter.
•Outside data processing and software costs rose $16 million reflecting costs associated with enhancements to the Company's technology infrastructure, cybersecurity and financial recordkeeping and reporting systems.
•Other costs of operations decreased $14 million reflecting the amortization associated with residential mortgage loan servicing right assets in the second quarter of 2025, partially offset by higher expense associated with the Company's supplemental executive retirement savings plan.

Income Taxes
The Company's effective income tax rate was 23.1% in the second quarter of 2026, compared with 23.0% and 23.4% in the first quarter of 2026 and the second quarter of 2025, respectively.

Second Quarter 2026 Results

Capital and Liquidity

	2Q26		1Q26	2Q25
CET1	10.19%	(1)	10.33%	10.99%
Tier 1 capital	11.64	(1)	11.81	12.50
Total capital	13.72	(1)	13.61	13.96
Tangible capital – common	8.07		8.26	8.67

(1)Capital ratios at June 30, 2026 are estimated.
M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $220 million and $35 million, respectively, for the quarter ended June 30, 2026. M&T's current stress capital buffer is 2.7%.
M&T repurchased shares of its common stock at a cost of $465 million during the recent quarter, compared with $1.25 billion and $1.08 billion in the first quarter of 2026 and the second quarter of 2025, respectively.
The CET1 capital ratio for M&T was estimated at 10.19% as of June 30, 2026. M&T's total risk-weighted assets at June 30, 2026 are estimated to be $167.9 billion. Reflecting loan growth and share repurchase activity in the recent quarter, M&T's tangible common equity to tangible asset ratio at June 30, 2026 decreased 19 basis points from March 31, 2026 and 60 basis points from June 30, 2025.
While not subject to the liquidity coverage ratio ("LCR") requirements, M&T estimates that its LCR on June 30, 2026 was 106%, exceeding the regulatory minimum standards that would be applicable if it were a Category III institution subject to the Category III reduced LCR requirements.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ226. The conference call will be webcast live through M&T's website at https://ir.mtb.com/news-events/events-presentations. A replay of the call will be available through Wednesday July 22, 2026, by calling (800) 695-2533 or (402) 530-9029 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/news-events/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Second Quarter 2026 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-, brokerage-, and investment management-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters; operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2025, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Second Quarter 2026 Results
Financial Highlights

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in millions, except per share, shares in thousands)	2026	2025	Change	2026	2025	Change
Performance
Net income	$818	$716	14%	$1,482	$1,300	14%
Net income available to common shareholders	781	679	15	1,401	1,226	14
Per common share:
Basic earnings	5.35	4.26	26	9.49	7.58	25
Diluted earnings	5.32	4.24	25	9.44	7.55	25
Cash dividends	1.50	1.35	11	3.00	2.70	11
Common shares outstanding:
Average - diluted	146,758	160,005	-8	148,424	162,511	-9
Period end	144,933	156,532	-7	144,933	156,532	-7
Return on (annualized):
Average total assets	1.51%	1.37%		1.39%	1.25%
Average common shareholders' equity	12.30	10.39		10.98	9.37
Taxable-equivalent net interest income	$1,804	$1,722	5	$3,567	$3,429	4
Yield on average earning assets (1)	5.40%	5.51%		5.38%	5.51%
Cost of interest-bearing liabilities (1)	2.36	2.71		2.35	2.70
Net interest spread (1)	3.04	2.80		3.03	2.81
Contribution of interest-free funds (1)	.66	.82		.67	.83
Net interest margin	3.70	3.62		3.70	3.64
Net charge-offs to average total net loans (annualized)	.23	.32		.27	.33
Net operating results (2)
Net operating income	$823	$724	14	$1,494	$1,318	13
Diluted net operating earnings per common share	5.35	4.28	25	9.52	7.66	24
Return on (annualized):
Average tangible assets	1.59%	1.44%		1.46%	1.32%
Average tangible common equity	18.57	15.54		16.52	14.03
Efficiency ratio	52.8	55.2		55.5	57.8

	At June 30,
Loan quality	2026	2025	Change
Nonaccrual loans	$1,208	$1,573	-23%
Real estate and other foreclosed assets	23	30	-25
Total nonperforming assets	$1,231	$1,603	-23
Accruing loans past due 90 days or more	$603	$496	22
Government guaranteed loans included in totals above:
Nonaccrual loans	$78	$75	4
Accruing loans past due 90 days or more	586	450	30
Nonaccrual loans to total loans	.84%	1.16%
Allowance for loan losses to total loans	1.52	1.61
Additional information
Period end common stock price	$238.01	$193.99	23
Full-service domestic banking offices (3)	911	941	-3
Full-time equivalent employees	21,662	22,590	-4

(1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.
(2) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(3) In the first quarter of 2026, thirteen domestic branches formerly classified as full service were designated as limited service per regulatory filings.

Second Quarter 2026 Results
Financial Highlights, Five Quarter Trend

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions, except per share, shares in thousands)	2026	2026	2025	2025	2025
Performance
Net income	$818	$664	$759	$792	$716
Net income available to common shareholders	781	620	718	754	679
Per common share:
Basic earnings	5.35	4.16	4.71	4.85	4.26
Diluted earnings	5.32	4.13	4.67	4.82	4.24
Cash dividends	1.50	1.50	1.50	1.50	1.35
Common shares outstanding:
Average - diluted	146,758	150,109	153,712	156,553	160,005
Period end	144,933	146,917	151,840	154,518	156,532
Return on (annualized):
Average total assets	1.51%	1.26%	1.41%	1.49%	1.37%
Average common shareholders' equity	12.30	9.67	10.87	11.45	10.39
Taxable-equivalent net interest income	$1,804	$1,763	$1,790	$1,773	$1,722
Yield on average earning assets (1)	5.40%	5.35%	5.47%	5.60%	5.51%
Cost of interest-bearing liabilities (1)	2.36	2.32	2.52	2.72	2.71
Net interest spread	3.04	3.03	2.95	2.88	2.80
Contribution of interest-free funds (1)	.66	.67	.75	.81	.82
Net interest margin (1)	3.70	3.70	3.70	3.69	3.62
Net charge-offs to average total net loans (annualized)	.23	.31	.54	.42	.32
Net operating results (2)
Net operating income	$823	$671	$767	$798	$724
Diluted net operating earnings per common share	5.35	4.18	4.72	4.87	4.28
Return on (annualized):
Average tangible assets	1.59%	1.33%	1.49%	1.56%	1.44%
Average tangible common equity	18.57	14.51	16.24	17.13	15.54
Efficiency ratio	52.8	58.3	55.1	53.6	55.2

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2026	2026	2025	2025	2025
Nonaccrual loans	$1,208	$1,240	$1,252	$1,512	$1,573
Real estate and other foreclosed assets	23	27	35	37	30
Total nonperforming assets	$1,231	$1,267	$1,287	$1,549	$1,603
Accruing loans past due 90 days or more	$603	$646	$561	$432	$496
Government guaranteed loans included in totals above:
Nonaccrual loans	78	85	83	71	75
Accruing loans past due 90 days or more	586	634	543	403	450
Nonaccrual loans to total loans	.84%	.89%	.90%	1.10%	1.16%
Allowance for loan losses to total loans	1.52	1.53	1.53	1.58	1.61
Additional information
Period end common stock price	$238.01	$206.72	$201.48	$197.62	$193.99
Full-service domestic banking offices (3)	911	930	942	942	941
Full-time equivalent employees	21,662	21,866	22,080	22,383	22,590

(1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.
(2) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.
(3) In the first quarter of 2026, thirteen domestic branches formerly classified as full service were designated as limited service per regulatory filings.

Second Quarter 2026 Results
Condensed Consolidated Statement of Income

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(Dollars in millions)	2026	2025	Change	2026	2025	Change
Interest income	$2,620	$2,609	—%	$5,156	$5,169	—%
Interest expense	828	896	-8	1,612	1,761	-8
Net interest income	1,792	1,713	5	3,544	3,408	4
Provision for credit losses	120	125	-4	260	255	2
Net interest income after provision for credit losses	1,672	1,588	5	3,284	3,153	4
Other income
Mortgage banking revenues	127	130	-2	254	248	2
Service charges on deposit accounts	144	137	4	283	270	5
Trust income	197	182	9	380	359	6
Brokerage services income	35	31	13	70	63	11
Trading account and other non-hedging derivative gains	22	12	100	36	21	74
Gain (loss) on bank investment securities	2	—	—	6	—	—
Other revenues from operations	213	191	12	400	333	20
Total other income	740	683	8	1,429	1,294	10
Other expense
Salaries and employee benefits	826	813	2	1,740	1,700	2
Equipment and net occupancy	129	130	—	262	262	—
Outside data processing and software	154	138	12	298	274	9
Professional and other services	89	86	2	182	170	7
FDIC assessments	18	22	-21	41	45	-10
Advertising and marketing	27	25	8	48	47	1
Amortization of core deposit and other intangible assets	7	9	-27	16	22	-27
Other costs of operations	99	113	-12	200	231	-13
Total other expense	1,349	1,336	1	2,787	2,751	1
Income before taxes	1,063	935	14	1,926	1,696	14
Income taxes	245	219	12	444	396	12
Net income	$818	$716	14%	$1,482	$1,300	14%

Second Quarter 2026 Results
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2026	2026	2025	2025	2025
Interest income	$2,620	$2,536	$2,637	$2,680	$2,609
Interest expense	828	784	858	919	896
Net interest income	1,792	1,752	1,779	1,761	1,713
Provision for credit losses	120	140	125	125	125
Net interest income after provision for credit losses	1,672	1,612	1,654	1,636	1,588
Other income
Mortgage banking revenues	127	127	155	147	130
Service charges on deposit accounts	144	139	140	141	137
Trust income	197	183	184	181	182
Brokerage services income	35	35	34	34	31
Trading account and other non-hedging derivative gains	22	14	19	18	12
Gain (loss) on bank investment securities	2	4	1	1	—
Other revenues from operations	213	187	163	230	191
Total other income	740	689	696	752	683
Other expense
Salaries and employee benefits	826	914	809	833	813
Equipment and net occupancy	129	133	134	129	130
Outside data processing and software	154	144	146	138	138
Professional and other services	89	93	105	81	86
FDIC assessments	18	23	(8)	13	22
Advertising and marketing	27	21	32	23	25
Amortization of core deposit and other intangible assets	7	9	10	10	9
Other costs of operations	99	101	151	136	113
Total other expense	1,349	1,438	1,379	1,363	1,336
Income before taxes	1,063	863	971	1,025	935
Income taxes	245	199	212	233	219
Net income	$818	$664	$759	$792	$716

Second Quarter 2026 Results
Condensed Consolidated Balance Sheet

	June 30,
(Dollars in millions)	2026	2025	Change
ASSETS
Cash and due from banks	$1,939	$2,128	-9%
Interest-bearing deposits at banks	15,499	19,297	-20
Investment securities	38,374	35,568	8
Loans:
Commercial and industrial	66,143	61,660	7
Real estate - commercial	24,492	24,567	—
Real estate - residential	25,384	24,117	5
Consumer	27,174	25,772	5
Total loans	143,193	136,116	5
Less: allowance for loan losses	2,176	2,197	-1
Net loans	141,017	133,919	5
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	48	84	-43
Other assets	13,919	12,123	15
Total assets	$219,261	$211,584	4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$48,295	$47,485	2%
Interest-bearing deposits	120,590	116,968	3
Total deposits	168,885	164,453	3
Short-term borrowings	4,614	2,071	123
Long-term borrowings	13,568	12,380	10
Accrued interest and other liabilities	4,248	4,155	2
Total liabilities	191,315	183,059	5
Shareholders' equity:
Preferred	2,434	2,394	2
Common	25,512	26,131	-2
Total shareholders' equity	27,946	28,525	-2
Total liabilities and shareholders' equity	$219,261	$211,584	4%

Second Quarter 2026 Results
Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2026	2026	2025	2025	2025
ASSETS
Cash and due from banks	$1,939	$1,903	$1,701	$1,950	$2,128
Interest-bearing deposits at banks	15,499	14,445	17,068	16,751	19,297
Investment securities	38,374	38,621	36,649	36,864	35,568
Loans:
Commercial and industrial	66,143	65,391	63,548	61,887	61,660
Real estate - commercial	24,492	23,345	23,819	24,046	24,567
Real estate - residential	25,384	24,857	24,874	24,662	24,117
Consumer	27,174	26,321	26,461	26,379	25,772
Total loans	143,193	139,914	138,702	136,974	136,116
Less: allowance for loan losses	2,176	2,136	2,116	2,161	2,197
Net loans	141,017	137,778	136,586	134,813	133,919
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	48	55	64	74	84
Other assets	13,919	13,469	12,977	12,360	12,123
Total assets	$219,261	$214,736	$213,510	$211,277	$211,584

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$48,295	$45,892	$46,509	$44,994	$47,485
Interest-bearing deposits	120,590	117,849	120,400	118,432	116,968
Total deposits	168,885	163,741	166,909	163,426	164,453
Short-term borrowings	4,614	7,851	2,149	2,059	2,071
Long-term borrowings	13,568	11,175	10,911	12,928	12,380
Accrued interest and other liabilities	4,248	3,997	4,364	4,136	4,155
Total liabilities	191,315	186,764	184,333	182,549	183,059
Shareholders' equity:
Preferred	2,434	2,434	2,834	2,394	2,394
Common	25,512	25,538	26,343	26,334	26,131
Total shareholders' equity	27,946	27,972	29,177	28,728	28,525
Total liabilities and shareholders' equity	$219,261	$214,736	$213,510	$211,277	$211,584

Second Quarter 2026 Results
Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three Months Ended						Change in Balance		Six Months Ended
	June 30,		March 31,		June 30,		June 30, 2026 from		June 30,				Change
	2026		2026		2025		March 31,	June 30,	2026		2025		in
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2026	2025	Balance	Rate	Balance	Rate	Balance
ASSETS
Interest-bearing deposits at banks	$15,061	3.72%	$16,231	3.71%	$19,698	4.47%	-7%	-24%	$15,642	3.72%	$19,697	4.48%	-21%
Investment securities (1) (2)	38,728	4.29	37,845	4.22	35,335	3.80	2	10	38,289	4.25	34,909	3.88	10
Loans:
Commercial and industrial	66,069	6.00	63,804	6.00	61,036	6.40	4	8	64,942	6.00	61,046	6.38	6
Real estate - commercial (1)	23,553	6.27	23,496	6.11	25,333	6.40	—	-7	23,525	6.19	25,794	6.32	-9
Real estate - residential	25,086	4.64	24,817	4.56	23,684	4.52	1	6	24,952	4.60	23,431	4.48	6
Consumer	26,719	6.46	26,306	6.48	25,354	6.57	2	5	26,514	6.47	24,856	6.57	7
Total loans (1)	141,427	5.89	138,423	5.85	135,407	6.10	2	4	139,933	5.87	135,127	6.08	4
Other (1)	—	—	95	3.49	95	3.47	-100	-100	47	—	96	3.47	-51
Total earning assets (1)	195,216	5.40	192,594	5.35	190,535	5.51	1	2	193,911	5.38	189,829	5.51	2
Goodwill	8,465		8,465		8,465		—	—	8,465		8,465		—
Core deposit and other intangible assets	51		59		89		-13	-42	55		90		-39
Other assets	12,800		12,710		11,172		1	15	12,755		10,912		17
Total assets	$216,532		$213,828		$210,261		1%	3%	$215,186		$209,296		3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits (1)	$105,752	1.81%	$106,570	1.84%	$103,934	2.24%	-1%	2%	$106,159	1.82%	$102,741	2.22%	3%
Time deposits (1)	13,808	3.02	13,059	3.02	14,171	3.48	6	-3	13,435	3.02	14,140	3.52	-5
Total interest-bearing deposits (1)	119,560	1.95	119,629	1.97	118,105	2.39	—	1	119,594	1.96	116,881	2.38	2
Short-term borrowings	8,016	3.86	5,695	3.86	3,327	4.49	41	141	6,862	3.86	3,100	4.51	121
Long-term borrowings (1)	12,778	5.33	11,064	5.41	10,936	5.70	15	17	11,926	5.37	11,109	5.64	7
Total interest-bearing liabilities (1)	140,354	2.36	136,388	2.32	132,368	2.71	3	6	138,382	2.35	131,090	2.70	6
Noninterest-bearing deposits	43,964		44,547		45,153		-1	-3	44,254		45,294		-2
Other liabilities (1)	4,275		4,245		4,074		1	5	4,259		4,081		4
Total liabilities	188,593		185,180		181,595		2	4	186,895		180,465		4
Shareholders' equity	27,939		28,648		28,666		-2	-3	28,291		28,831		-2
Total liabilities and shareholders' equity	$216,532		$213,828		$210,261		1%	3%	$215,186		$209,296		3%
Net interest spread (1)		3.04		3.03		2.80				3.03		2.81
Contribution of interest-free funds (1)		.66		.67		.82				.67		.83
Net interest margin (1)		3.70%		3.70%		3.62%				3.70%		3.64%

(1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.
(2) Yields on investment securities for the three-month and six-month periods ended June 30, 2025 reflect $20 million and $18 million, respectively, of lower taxable-equivalent interest income resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People's United Financial, Inc.

Second Quarter 2026 Results

Supplemental Information - Loan Balances

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2026	2026	2025	2025	2025
Commercial and industrial
Commercial and industrial excluding owner-occupied real estate by industry:
Financial and insurance	$13,852	$13,545	$12,794	$12,084	$12,138
Services	8,559	8,235	7,910	7,689	7,646
Motor vehicle and recreational finance dealers	6,972	7,069	7,191	6,637	6,502
Manufacturing	6,407	6,424	6,112	6,241	6,189
Wholesale	4,343	4,359	4,386	4,246	4,246
Transportation, communications, utilities	4,208	3,937	3,890	3,755	3,807
Retail	3,330	3,316	3,098	3,114	3,079
Construction	2,450	2,311	2,265	2,206	2,275
Health services	1,712	1,841	1,822	1,780	1,879
Real estate investors	1,526	1,668	1,579	1,506	1,314
Other	1,400	1,365	1,303	1,568	1,377
Total commercial and industrial excluding owner-occupied real estate	54,759	54,070	52,350	50,826	50,452
Owner-occupied real estate by industry:
Services	2,362	2,377	2,368	2,308	2,402
Motor vehicle and recreational finance dealers	2,180	2,217	2,234	2,162	2,239
Retail	1,926	1,916	1,893	1,825	1,808
Health services	1,464	1,335	1,268	1,320	1,313
Wholesale	1,035	1,029	978	975	951
Manufacturing	712	727	791	783	785
Real estate investors	607	617	616	634	630
Other	1,098	1,103	1,050	1,054	1,080
Total owner-occupied real estate	11,384	11,321	11,198	11,061	11,208
Total commercial and industrial	66,143	65,391	63,548	61,887	61,660
Commercial real estate
Permanent finance by property type:
Apartments/Multifamily	7,124	6,628	6,837	6,548	6,082
Retail/Service	4,259	4,237	4,164	4,320	4,435
Industrial/Warehouse	3,276	2,462	2,297	2,175	2,098
Office	3,147	3,282	3,423	3,487	3,720
Hotel	1,665	1,727	1,743	1,776	1,889
Health Services	1,583	1,507	1,548	1,554	1,669
Other	180	187	180	202	262
Total permanent	21,234	20,030	20,192	20,062	20,155
Construction/Development	3,258	3,315	3,627	3,984	4,412
Total commercial real estate	24,492	23,345	23,819	24,046	24,567
Residential real estate
Residential real estate	25,384	24,857	24,874	24,662	24,117
Consumer
Home equity lines and loans	4,891	4,796	4,807	4,730	4,634
Recreational finance	14,856	14,144	14,092	14,152	13,666
Automobile	4,969	5,016	5,167	5,223	5,260
Other	2,458	2,365	2,395	2,274	2,212
Total consumer	27,174	26,321	26,461	26,379	25,772
Total loans	$143,193	$139,914	$138,702	$136,974	$136,116

Second Quarter 2026 Results

Supplemental Information - Mortgage Banking Activities

	Three Months Ended		Change		Six Months Ended		Change
	June 30,	March 31,			June 30,	June 30,
(Dollars in millions)	2026	2026	Amount	%	2026	2025	Amount	%
Residential mortgage banking revenues
Gains on loans originated for sale	$7	$8	$(1)	-9%	$15	$14	$1	5%
Loan servicing:
Loan servicing fees	33	32	1	2	65	70	(5)	-6
Changes in fair value of mortgage loan servicing right assets, net of hedging activities	(11)	(13)	2	15	(24)	—	(24)	—
Loan sub-servicing and other fees	67	62	5	9	129	95	34	35
Total loan servicing	89	81	8	10	170	165	5	3
Total residential mortgage banking revenues	$96	$89	$7	8%	$185	$179	$6	3%
New commitments to originate loans for sale	$411	$400	$11	3%	$811	$612	$199	33%

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2026	2026	2025	2025	2025
Balances at period end
Loans held for sale	$256	$327	$441	$327	$222
Commitments to originate loans for sale	258	222	224	329	248
Commitments to sell loans	467	544	645	576	407
Capitalized mortgage loan servicing assets	540	542	287	305	326

Loans serviced for others	35,253	35,586	35,873	36,421	36,952
Loans sub-serviced for others	183,599	123,968	156,938	161,785	157,608
Total loans serviced for others	$218,852	$159,554	$192,811	$198,206	$194,560

	Three Months Ended		Change		Six Months Ended		Change
	June 30,	March 31,			June 30,	June 30,
(Dollars in millions)	2026	2026	Amount	%	2026	2025	Amount	%
Commercial mortgage banking revenues
Gains on loans originated for sale	$13	$18	$(5)	-28%	$31	$30	$1	3%
Loan servicing fees and other	18	20	(2)	-11	38	39	(1)	—
Total commercial mortgage banking revenues	$31	$38	$(7)	-19%	$69	$69	$—	1%
Loans originated for sale to other investors	$746	$1,135	$(389)	-34%	$1,881	$2,087	$(206)	-10%

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2026	2026	2025	2025	2025
Balances at period end
Loans held for sale	$259	$359	$484	$278	$361
Commitments to originate loans for sale	485	529	773	1,074	659
Commitments to sell loans	740	903	1,253	1,292	1,017
Capitalized mortgage loan servicing assets	136	138	132	123	124

Loans serviced for others	31,368	30,934	30,309	28,957	28,416
Loans sub-serviced for others	4,072	4,194	4,231	4,297	4,209
Total loans serviced for others	$35,440	$35,128	$34,540	$33,254	$32,625

Second Quarter 2026 Results

Supplemental Information - Other Revenues from Operations

	Three Months Ended				Six Months Ended
	June 30,	March 31,	Change		June 30,	June 30,	Change
(Dollars in millions)	2026	2026	Amount	%	2026	2025	Amount	%
Letter of credit and other credit-related fees	$55	$54	$1	—%	$109	$107	$2	2%
Merchant discount and credit card fees	47	41	6	17	88	89	(1)	-2
Bank owned life insurance revenue	20	18	2	5	38	35	3	8
Equipment operating lease income	11	11	—	1	22	25	(3)	-12
BLG income	47	33	14	43	80	—	80	—
Other	33	30	3	11	63	77	(14)	-17
Total other revenues from operations	$213	$187	$26	14%	$400	$333	$67	20%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2026	2026	2025	2025	2025
Letter of credit and other credit-related fees	$55	$54	$57	$55	$58
Merchant discount and credit card fees	47	41	46	51	50
Bank owned life insurance revenue	20	18	19	21	17
Equipment operating lease income	11	11	11	12	14
BLG income	47	33	—	20	—
Other	33	30	30	71	52
Total other revenues from operations	$213	$187	$163	$230	$191

Supplemental Information - Interest Rate Swap Agreements

(Dollars in billions)	June 30, 2026	September 30, 2026	December 31, 2026	March 31, 2027	June 30, 2027	September 30, 2027	December 31, 2027
Fair value hedges:
Active	$6.1	$6.1	$6.1	$6.1	$6.1	$5.1	$5.1
Cash flow hedges:
Active	16.0	13.7	14.5	14.0	12.7	10.7	9.6
Forward-starting	10.2	5.0	4.2	2.0	—	—	—

Fair value hedges - weighted-average fixed rate:
Active	3.56%	3.56%	3.56%	3.56%	3.56%	3.66%	3.66%
Cash flow hedges - weighted-average fixed rate:
Active	3.82	3.62	3.62	3.60	3.64	3.63	3.57
Forward-starting	3.52	3.64	3.65	3.91	—	—	—

Second Quarter 2026 Results
Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$818	$716	$1,482	$1,300
Amortization of core deposit and other intangible assets (1)	5	8	12	18
Net operating income	$823	$724	$1,494	$1,318
Earnings per common share
Diluted earnings per common share	$5.32	$4.24	$9.44	$7.55
Amortization of core deposit and other intangible assets (1)	.03	.04	.08	.11
Diluted net operating earnings per common share	$5.35	$4.28	$9.52	$7.66
Other expense
Other expense	$1,349	$1,336	$2,787	$2,751
Amortization of core deposit and other intangible assets	(7)	(9)	(16)	(22)
Noninterest operating expense	$1,342	$1,327	$2,771	$2,729
Efficiency ratio
Noninterest operating expense (numerator)	$1,342	$1,327	$2,771	$2,729
Taxable-equivalent net interest income	$1,804	$1,722	$3,567	$3,429
Other income	740	683	1,429	1,294
Less: Gain (loss) on bank investment securities	2	—	6	—
Denominator	$2,542	$2,405	$4,990	$4,723
Efficiency ratio	52.8%	55.2%	55.5%	57.8%
Balance sheet data
Average assets
Average assets	$216,532	$210,261	$215,186	$209,296
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(51)	(89)	(55)	(90)
Deferred taxes	17	26	18	26
Average tangible assets	$208,033	$201,733	$206,684	$200,767
Average common equity
Average total equity	$27,939	$28,666	$28,291	$28,831
Preferred stock	(2,434)	(2,394)	(2,505)	(2,394)
Average common equity	25,505	26,272	25,786	26,437
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(51)	(89)	(55)	(90)
Deferred taxes	17	26	18	26
Average tangible common equity	$17,006	$17,744	$17,284	$17,908
At end of quarter
Total assets
Total assets	$219,261	$211,584
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(48)	(84)
Deferred taxes	17	25
Total tangible assets	$210,765	$203,060
Total common equity
Total equity	$27,946	$28,525
Preferred stock	(2,434)	(2,394)
Common equity	25,512	26,131
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(48)	(84)
Deferred taxes	17	25
Total tangible common equity	$17,016	$17,607

(1) After any related tax effect.

Second Quarter 2026 Results
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$818	$664	$759	$792	$716
Amortization of core deposit and other intangible assets (1)	5	7	8	6	8
Net operating income	$823	$671	$767	$798	$724
Earnings per common share
Diluted earnings per common share	$5.32	$4.13	$4.67	$4.82	$4.24
Amortization of core deposit and other intangible assets (1)	.03	.05	.05	.05	.04
Diluted net operating earnings per common share	$5.35	$4.18	$4.72	$4.87	$4.28
Other expense
Other expense	$1,349	$1,438	$1,379	$1,363	$1,336
Amortization of core deposit and other intangible assets	(7)	(9)	(10)	(10)	(9)
Noninterest operating expense	$1,342	$1,429	$1,369	$1,353	$1,327
Efficiency ratio
Noninterest operating expense (numerator)	$1,342	$1,429	$1,369	$1,353	$1,327
Taxable-equivalent net interest income	$1,804	$1,763	$1,790	$1,773	$1,722
Other income	740	689	696	752	683
Less: Gain (loss) on bank investment securities	2	4	1	1	—
Denominator	$2,542	$2,448	$2,485	$2,524	$2,405
Efficiency ratio	52.8%	58.3%	55.1%	53.6%	55.2%
Balance sheet data
Average assets
Average assets	$216,532	$213,828	$212,891	$211,053	$210,261
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(51)	(59)	(69)	(79)	(89)
Deferred taxes	17	19	22	24	26
Average tangible assets	$208,033	$205,323	$204,379	$202,533	$201,733
Average common equity
Average total equity	$27,939	$28,648	$28,970	$28,583	$28,666
Preferred stock	(2,434)	(2,576)	(2,691)	(2,394)	(2,394)
Average common equity	25,505	26,072	26,279	26,189	26,272
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(51)	(59)	(69)	(79)	(89)
Deferred taxes	17	19	22	24	26
Average tangible common equity	$17,006	$17,567	$17,767	$17,669	$17,744
At end of quarter
Total assets
Total assets	$219,261	$214,736	$213,510	$211,277	$211,584
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(48)	(55)	(64)	(74)	(84)
Deferred taxes	17	18	20	23	25
Total tangible assets	$210,765	$206,234	$205,001	$202,761	$203,060
Total common equity
Total equity	$27,946	$27,972	$29,177	$28,728	$28,525
Preferred stock	(2,434)	(2,434)	(2,834)	(2,394)	(2,394)
Common equity	25,512	25,538	26,343	26,334	26,131
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(48)	(55)	(64)	(74)	(84)
Deferred taxes	17	18	20	23	25
Total tangible common equity	$17,016	$17,036	$17,834	$17,818	$17,607

(1) After any related tax effect.